EXHIBIT 10.31

                                    ANNEX A

                           ON TRACK INNOVATIONS LTD.
                           THE 2001 SHARE OPTION PLAN

1. NAME
   The Plan, as amended from time to time, shall be known as the On Track Innovations Ltd. 2001 Share Option Plan (the "PLAN").

2. PURPOSE
   The purpose of the Plan is to afford an incentive to officers, directors, employees and consultants of On Track Innovations Ltd. (the "COMPANY"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, or any affiliate, to acquire a proprietary interest in the Company, to continue as employees, directors and consultants, to increase their efforts on behalf of the Company, to promote the success of the Company's business and to attract new employees, directors or consultants, whose services are considered valuable. All options granted hereunder, whether together or separately, shall be hereinafter referred to as the "OPTIONS".

3. DEFINITIONS
   As used in this Plan, the following words and phrases shall have the meanings indicated:

   (a) "AFFILIATE" of, or person "affiliated" with a person means any person or company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulations C under the Securities Act, including, without limitation, any Subsidiary.

   (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the company, as constituted from time to time.

   (c) "CAUSE" shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the management and/or the Board which was within the scope of the duties of the employee and which involves the business of the Company or its affiliates and was capable of being lawfully performed;
       (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Grantee's fiduciary duties or breach in bad faith of his duties of care to the Company; including without limitation disclosure of confidential information of the Company; and (v) breach of the Grantee non-competition undertaking towards the Company (vi) any conduct not in good faith reasonably determined by the Board of Directors to be materially detrimental to the Company.

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   (d) "COMMITTEE" shall mean the Compensation committee of the Board of
       Directors as described in Section 3 of the plan.

   (e) "COMPANY" shall mean On Track Innovations Ltd.

   (f) "DISABILITY" shall mean the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

   (g) "FAIR MARKET VALUE" per share as of particular date shall be determined as follows:

       (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Neuer Market, Nasdaq National Market system, or The Nasdaq SmallCap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in any official publication of such stock exchange, including, but not limited, to any official web site, the Wall Street Journal, or such other source as the Board deems reliable (hereinafter: "THE CLOSING SALE PRICE"). In a case where the shares are listed on more than one stock exchange or a national market system, the Fair Market Value shall be the closing sale price for such shares in the stock exchange or the national market system with the greatest value of trading in the company's stock.

       (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

       (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

   (h) "GRANTEE" shall mean the individual to whom Options shall be granted.

   (i) "OPTION" or "OPTIONS" shall mean a grant to a Grantee of an option or options to purchase shares of Ordinary Shares.

   (j) "OPTION AGREEMENT" shall mean an Option Agreement entered between the Company and an Grantee pursuant to this Plan.

   (k) "ORDINARY SHARES" shall mean ordinary shares , par value 0.01 NIS per share, of the Company.

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   (l) "PARENT" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

   (m) "PLAN" shall mean the On Track Innovations Ltd. 2001 Israeli Share Option Plan.

   (n) "SUBSIDIARY" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

4. ADMINISTRATION
   The Plan shall be administered by the committee established by the Board of Directors of the Company. Notwithstanding the above, the Board shall automatically have an authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

   The Committee shall consist of such number of members (not less than two (2) in number) as may be fixed by the Board. The Committee shall select one of its members as its chairman (the "CHAIRMAN") and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

   Any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein and subject to the approval of the Board.

   To the extent permitted under any applicable laws, the Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority: (i) to grant Options; (ii) to determine the kind of consideration payable (if any) with respect to Options; (iii) to determine the period during which Options may be exercised, and whether in whole or in installments; (iv) to determine the persons to whom, and the time or times at which Options shall be granted (such persons are referred to herein as "Grantees"); (v) to determine the number of shares to be covered by each Option; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of the agreements 3 (which need not be identical) entered into in connection with Options granted under the Plan (the "Agreements"); (ix) to cancel or suspend Options, as necessary; (x) to designate the type of Options to be granted to a Grantee ;(xi) to determine the Fair Market Value (as defined above) of the shares; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

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   The Board shall fill all vacancies, however caused, in the Committee. The
   Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others.

   Subject to applicable laws, no member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

   All decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Committee relating to any Option to be granted to that member. Any decision, made by the Committee, and reduced to writing, shall be executed in accordance with the provisions of the Company's Articles of Association, as same may be in effect from time to time. The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board.

   Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5. ELIGIBILITY
   The persons eligible for participation in the Plan as recipients of Options shall include any employees, directors, consultants and service providers of the Company or of any Subsidiary or Affiliate of the Company. The grant of an Option hereunder shall neither entitle the Grantee to participate nor disqualify him from participating in, any other grant of Options pursuant to the Plan or any other option or stock plan of the Company or any of its affiliates.

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6. SHARES RESERVED FOR THE PLAN
   The Company shall initially reserve 750,000 authorized but unissued Ordinary Shares(the "SHARES") for purposes of the Plan, subject to adjustment as set forth in SECTION 9 below. Any of such Shares which may remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve sufficient number of Shares to meet the requirements of the Plan.

   If any outstanding Option under the Plan should, for any reason expire, be canceled or be terminated without having been exercised in full, the Shares allocable to the unexercised, canceled or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS
   Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "OPTION AGREEMENT"), in such form as the Committee shall approve from time to time. The Option Agreements shall comply with and be subject to the following terms and conditions specified below:

   (a) NUMBER OF SHARES
       Each Option Agreement shall state the number of Shares to which the Option relates.

   (b) TYPE OF OPTION
       Each Option Agreement shall specifically state the type of Option granted to the Grantee.

   (c) PURCHSE PRICE
       Each Option Agreement shall state the Purchase Price. The purchase price of each Share subject to an Option or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time (the "PURCHASE PRICE"). The Purchase Price shall be subject to adjustment as provided in Section 9 hereof.

   (d) MEDIUM AND TIME OF PAYMENT.
       The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or cheque. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

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   (e) TERM AND EXERCISABILITY OF OPTIONS.
       (1) Options shall be exercised by the Grantee by giving written notice to the Company, in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such notice and the Purchase Price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

       (2) Each Option granted under the Plan shall be exercisable following the Vesting Dates and for the number of Shares as shall be provided in Exhibit B to the Option Agreement. However no Option shall be exercisable after the Expiration Date set forth in Exhibit B of the Option Agreement. The vesting provisions of individual options may vary.

       (3) Unless otherwise specified in any Appendix of the Plan, Options granted under the Plan and all rights attached thereto shall not be transferable by Grantees other than by will or laws of descent and distribution, and during a Grantee's lifetime shall be exercisable only by that Grantee.

       (4) The Options may be exercised by the Grantee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of SECTION 8 below, the Grantee is an employee or director or consultant or a service provider of the Company or any of its Subsidiaries, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

   (f) RESTRICTIONS Notwithstanding anything to the contrary contained herein, in connection with any underwritten public offering by the Company of its shares, the Grantee who purchased Shares shall not, directly or indirectly, sell or otherwise transfer, hypothecate, pledge, grant or otherwise dispose of the Options (whether vested or not vested), the exercised Shares, or Shares issued by the virtue of the exercised Shares, whether in accordance with SECTION 9 (Adjustments) of the Plan or as bonus shares, without the prior written consent of the Company or its underwriters. Such restriction shall be in effect for the period as requested by the Company or such underwriters. In order to enforce the above restriction, the Company may impose stoptransfer instructions with respect to the exercised Shares

   (g) The terms of each Option agreement may differ from other Option agreement granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee.

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   (h) OTHER PROVISIONS.
       The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

8. TERMINATION OF EMPLOYMENT
   8.1 Subject to the provisions of SECTION 8.2 below, and unless otherwise provided in the Grantee's Option Agreement, in the event of termination of Grantee's employment or service with the Company or any of its Subsidiaries, all Options granted to him will immediately be expired. A notice of termination of employment or service shall be deemed to constitute termination of employment.

   8.2 Notwithstanding anything to the contrary hereinabove, an Option may be exercised after the date of termination of Grantee's employment or service with the Company or any Subsidiary of the Company during an additional period of time beyond the date of such termination, but only with respect to the number of Options already vested at the time of such termination according to the Vesting Periods of the Options set forth in
       SECTION 4 of such Grantee's Option agreement, if:

       (i) Termination is without Cause, in which event, and unless otherwise provided in the Grantee's Option Agreement, any Options still in force and unexpired may be exercised within a period of THREE (3) MONTHS from the date of such termination,

       (ii) Termination is for cause (as defined above), in which event, and unless otherwise provided in the Grantee's Option Agreement, any Option held by such Grantee (whether or not vested) shall terminate immediately upon the Grantee's termination of employment or service (or if earlier, upon the Grantee's receipt of notice of termination "for cause") and the Grantee shall have no further rights to purchase shares of stock pursuant to such Option. Whether a termination of employment, service, or other relationship is to be considered "for cause" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

       (iii) Termination is the result of death or Disability of the Grantee, in which event, and unless otherwise provided in the Grantee's Option Agreement, any Options still in force and unexpired may be exercised within a period of EIGHTEEN (18) months from the date of termination in the event of death, and TWELVE (12) months from the date of termination in the event of disability, or

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       (iv) Prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

9. ADJUSTMENTS
   Unless otherwise provided in the option agreement, upon the occurrence of any of the following described events, Grantee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

   9.1 In the event of a merger of the Company with or into another corporation (the "SUCCESSOR CORPORATION"), or the sale of all or substantially all of the assets or shares of the Company, or reorganization or the like, where all or substantially all of the shares of the Company are to be exchanged for securities of another company (the "TRANSACTION") while unexercised Options remain outstanding under the Plan, each outstanding Option shall be assumed or substituted for the Shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of shares or other securities of the Successor Corporation (or a parent or subsidiary of the Successor Corporation) which were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the purchase price per share to reflect such action, all as will be determined by the Committee whose determination shall be final.

   9.2 Notwithstanding the above and subject to any applicable law, the Board may determine with respect to certain option agreements that, there shall be a clause instructing that, if in any such Transaction as described in
       SECTION 9.1 above, the Successor Corporation (or parent or subsidiary of the Successor Corporation) does not agree to assume or substitute for the Options, the Vesting Periods shall be accelerated so that any unvested Option shall be immediately vested in full as of the date ten days prior to the effective date of such transaction.

   9.3 For the purposes of SECTION 9.1 above, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share of Optioned Shares immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by share holders for each Share held on the effective date of the Transaction. However, if such consideration received in the merger or acquisition is not solely ordinary shares (or their equivalent) of the Successor Corporation or its parent or subsidiary (the "COMPANIES"), the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Companies equal in fair market value to the per share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Companies, such Options will be substituted for any other type of asset or property.

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   9.4 If the Company is voluntarily liquidated or dissolved while unexercised
       Options remain outstanding under the Plan, then the Board, in its own discretion, may determine that such outstanding Options may be exercised in full by the Grantees as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting provisions of
       SECTION 7(E)(2) of the Plan. In case the Board determines that the outstanding Options may be exercised, then all such outstanding Options may be exercised in full by the Grantees giving notice in writing to the Company of their intention to so exercise.

   9.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the Plan or subject to any Options therefore granted, and the purchase prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in SECTION 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

10. SURRENDER AND EXCHANGES OF OPTIONS
    The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any subsidiary ("SURRENDERED OPTION"), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Ordinary Shares as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted.

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11. DIVIDENDS
    With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Grantee, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends.

12. PERIOD DURING WHICH OPTIONS MAY BE GRANTED Subject to applicable laws, Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board. Upon such Plan termination, all outstanding options on such date shall thereafter continue to have force and effect in accordance with the terms set in the option agreement.

13. ASSIGNABILITY AND SALE OF OPTIONS
    Unless otherwise provided in the plan and/or in any Appendix of the Plan, no Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, given as a gift, pledged or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

    Any purported assignment, transfer or pledge of an Option in contradiction to the provision of this section shall cause the option to immediately expire.

14. TAX CONSEQUENCES
    Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Subsidiaries, or any other person required by any applicable law, shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Subsidiaries and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless the said liability is a result of default of the Company.

    The Committee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made.

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 15. AMENDMENT AND TERMINATION OF THE PLAN
     The Board may at any time, amend, alter, suspend or terminate the Plan. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee (with respect to an outstanding option), unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. RIGHTS AS A SHAREHOLDER
     The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of any applicable laws, until the issuance of such Shares by the Company.

17. COMPENSATION PACKAGE
     Subject to any applicable law, grants of Options are not considered a part of the compensation package and therefore will not be included in any payment made to the employee such as remuneration and compensation for termination of employment.

18. NO RIGHTS TO EMPLOYMENT
     Nothing in the Plan or in any Option granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such subsidiary to terminate such Grantee's employment or services. Options granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues in the employ of the Company or any subsidiary.

19. GOVERNING LAW & JURISDICTION
     The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed and enforced in accordance with the laws and jurisdiction as shall be determined in any Appendix of the Plan.

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     However, the relationship of the participants as shareholders of the
     Company, including without limitation all of their rights and duties arising under the Company's Articles of Association, shall be governed by the laws of the State of Israel, and the company and each participant hereby irrevocably submits to the exclusive jurisdiction of the Courts of Israel located in Tel Aviv, in respect of any dispute or matter arising out of or connected with such relationship and the Articles of Association.

20. NON-EXCLUSIVITY OF THE PLAN
     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Grantees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

21. RULES PARTICULAR TO SPECIFIC COUNTRIES
     Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to a particular country by means of an addendum to the Plan in the form of an Appendix, and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to options issued to Grantees under the jurisdiction of the specific country that is subject of the Appendix and shall not be apply to options issued to Grantees not under the jurisdiction of such country. The adoption of any such Appendix shall be subject to the approval of the Board.

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                           ON TRACK INNOVATIONS LTD.

                              APPENDIX A - ISRAEL

                         TO THE 2001 SHARE OPTION PLAN
1. GENERAL

   1.1. The provisions specified hereunder shall form an integral part of the 2001 Share Option Plan of On Track Innovations Ltd. (hereinafter: the "PLAN"), which applies to the issuance of Options to purchase Shares of On Track Innovations Ltd. (hereinafter: the "COMPANY"). According to the Plan, Option to purchase the Company's Shares shall be issued to employees, directors, advisors and service providers of the Company and of the Company's designated foreign subsidiaries.

   1.2. This Appendix amends the Plan so that it complies with the requirements set by the Israeli Law in general, and in particular with the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the "ORDINANCE"), and any regulations, rules, orders or procedures promulgated thereunder, including but not limited to the Income Tax Rules ( Tax Benefits in Stock Issuance to Employees) 1989 as may be amended or replaced from time to time (hereinafter: "SECTION 102"). Options containing such terms as shall qualify them for the special tax treatment under Section 102, shall be referred to herein as "102 OPTIONS". Options that do not contain such terms as shall qualify them for the special tax treatment under Section 102, shall be referred to herein as "3(I) OPTIONS".

   1.3. The Plan and this Appendix are complimentary to each other and shall be deemed as one. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

   1.4. Any term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

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2. ADMINISTRATION

   2.1 The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, this Appendix, and of any applicable laws, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to recommend to the Board:
        (i) to grant Options; (ii) to determine the kind of consideration payable (if any) with respect to Options; (iii) to determine the period during which Options may be exercised, and whether in whole or in installments; (iv) to determine the persons to whom, and the time or times at which Options shall be granted (such persons are referred to herein as "Grantees"); (v) to determine the number of shares to be covered by each Option; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Options granted under the Plan (the "Agreements"); (ix) to cancel or suspend Options, as necessary; (x) to designate the type of Options to be granted to a Grantee ;(xi) to determine the Fair Market Value (as defined above) of the shares; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

   2.2 The Committee shall not be entitled to grant Options to the Grantees however, it will be authorized to issue shares underlying options which have been granted by the Board and duly exercised pursuant to the provisions hereof all in accordance with Section 112(a)(5) of the Israeli Companies Law 5759-1999, as may be amended and replaced from time to time (the "COMPANIES LAW").

   2.3 Subject to the Company's Articles of Association and the Company's decision, and to all approvals legally required, including, but not limited to the provisions of the Israeli Companies Law, as may be amended or replaced from time to time, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law.

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        Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3. ISSUANCE OF OPTIONS

   3.1 Following ratification of the Plan by the Board, the Company shall issue the 102 Options to a Trustee, as defined in SECTION 4 below, on behalf of the Grantee, as set forth in this Appendix.

   3.2 Notwithstanding anything in the Plan to the contrary, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Israeli Companies Law) shall be authorized and implemented in accordance with the provisions of the Israeli Companies Law or any successor act or regulation, as in effect from time to time.

4. THE TRUSTEE

   4.1 102 Options which shall be granted under the Plan and/or any Shares issued upon exercise of such 102 Options and/or other shares received subsequently following any realization of rights, shall be allocated or issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 and held for the benefit of the Grantees. The 102 Options and any Shares received subsequently following exercise of 102 Options, shall be held by the Trustee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder.

   4.2 The Company has discretion to place 3(i) options or any shares issued upon exercise of such 3(i) options to a Trustee nominated by the Committee.

   4.3 Notwithstanding anything to the contrary, the Trustee shall not release any Options which were not already exercised into Shares by the Grantee or release any Shares issued upon exercise of Options prior to the full payment of the Grantee's tax liabilities arising from Options which were granted to the Grantee and/or any Shares issued upon exercise of such Options.

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   4.4  Upon receipt of the Options, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option or Share granted to the Grantee thereunder.

5. THE OPTIONS

   The terms and conditions upon which the Options shall be issued and exercised, including the Vesting Dates and Purchase Price, shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix as provided in Section 6 below.

6. EXERCISE OF OPTIONS

   Options shall be exercised by the Grantee by giving a written notice to the Company, in such form and method as may be determined by the Company and the Trustee and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice and the Purchase Price by the Company at its principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

7. ASSIGNABILITY AND SALE OF OPTIONS

   7.1. No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, given as a gift, pledged or any right with respect to them given to any third party whatsoever, and during the lifetime of the Grantee each and all of such Grantee's rights to purchase Shares hereunder shall be exercisable only by the Grantee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

   7.2 As long as the Shares are held by the Trustee (as required by Section 102 of the Israeli Tax Ordinance or with regard to 3(i) options according to the discretion of the Company) in favor of the Grantee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution. Any purported assignment, transfer or pledge of an Option in contradiction to the provision of this section shall cause the option to immediately expire.

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   7.3. Notwithstanding the above, if the Israeli Tax Authorities, Israeli law or any other regulation, shall change the current position so that no Trustee shall be legally required to grant Options pursuant to Section 102, such change shall accordingly apply to the Plan and this Appendix.


8. INTEGRATION OF SECTION 102 AND TAX COMMISSIONER'S PERMIT

   8.1. The provisions of the Plan and/or of the Option Agreement shall be subject to the provisions of Section 102 and the Income Tax Commissioner's Permit, and the said provisions and Permit shall be deemed and integral part of the Plan and of the Option Agreement.

   8.2. To remove doubt, it is hereby clarified that any provision of Section 102 and/or the said Permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Option Agreement, shall be considered binding upon the parties to the Plan and/or the Option Agreement.

9. DIVIDEND

   With respect to all Shares (in contrary to unexercised Options) issued upon the exercise of Options purchased by the Grantee, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends. During the period in which Shares issued to the Trustee on behalf of a Grantee are held by the Trustee, the cash dividends paid with respect thereto shall be paid directly to the Grantee.

10. GOVERNING LAW & JURISDICTION

    This Appendix shall be governed by and construed and enforced in accordance with the Laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of Laws. The competent courts of Tel- Aviv, Israel, shall have sole jurisdiction in any matters pertaining to this Appendix.

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11. RIGHTS AS A SHAREHOLDERS

    The holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Options, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of Sections 350 and 351 of Israeli the Companies Law or any successor to such Sections and/or other applicable laws, until the issuance of such Shares by the Company exercise of the Option in accordance with the provisions of the Plan.

12. TAX CONSEQUENCES

    Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Grantee), hereunder, shall be borne solely by the Grantee. The Company and/or its Subsidiaries, and the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Grantee shall agree to indemnify the Company and/or its Subsidiaries and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, unless the said liability is a result of default of the Company.

    The Committee and/or the Trustee shall not be required to release any Share certificate to a Grantee until all required payments have been fully made. 6

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